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                      CONSENT OF WILLIAM F. DAWSON, JR.

   I hereby consent to the reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Thermadyne Holdings Corporation to my name as a person about to become a director of Thermadyne Holdings Corporation.

                                                 /s/ WILLIAM F. DAWSON, JR.
                                                     ----------------------
                                                     William F. Dawson, Jr.

February 19, 1998